UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 27, 2019
WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53704	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
100 Commerce Drive, Loveland, Ohio 45140
(Address of principal executive offices) (zip code)
(513) 360-4704
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2019, Workhorse Group Inc. (the “Company”), its wholly owned subsidiary, Surefly, Inc. (“Surefly”), and Moog Inc. (“Moog”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Moog agreed to (i) purchase substantially all the assets of Surefly, other than (a) Surefly’s cash and cash equivalents, (b) Surefly’s insurance policies, and (c) certain pre-closing causes of action and refund rights, and (ii) assume certain liabilities of Surefly, other than certain retained liabilities, for a cash purchase price of $4.0 million. The Purchase Agreement contains customary representations and warranties of the Company, Surefly and Moog, as well as customary covenants of the Company, Surefly and Moog. The Company and Surefly have agreed in the Purchase Agreement not to solicit orders of certain products from specified customers for a period of two years after the closing date. The Company and Surefly and Moog have agreed to indemnify each other for, among other things, losses resulting from breaches or misrepresentations under the Purchase Agreement and failure to perform covenants contained in the Purchase Agreement. The Company and Surefly’s indemnification obligations are subject to a $25,000 tipping basket and a $2.0 million cap.

On November 27, 2019, the Company completed the sale of the Surefly assets to Moog in accordance with the Purchase Agreement, as it was amended on October 4, 2019 and October 31, 2019, for consideration of $4.0 million. In connection with the closing of the Purchase Agreement, the Company and Moog entered into a joint venture agreement for the development of the Company's Horsefly truck based electrically powered unmanned aerial systems (the "Horsefly Assets") and the related business (the “Horsefly Agreement”). Under the Horsefly Agreement, the Company contributed the Horsefly Assets and Moog contributed certain complementary assets to Certus Unmanned Aerial Systems LLC, a newly formed Delaware limited liability company (“Certus”) that is 50% owned by both the Company and Moog. Certus will license the Horsefly Assets to the Company and Moog so that each party may use the Horsefly Assets in their respective businesses.

The foregoing summary description of the Purchase Agreement and the related amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and the amendments, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.

(b)   Pro Forma Financial Information

The following pro forma financial information is being filed as an exhibit hereto and is incorporated by reference herein:

Exhibit 99.1: Unaudited Pro Forma Condensed Combined Financial Statements of Workhorse Group Inc. as of September 30, 2019, and for the nine months ended September 30, 2019 and the year ended December 31, 2018.

(c)   Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated as of October 1, 2019 by and among Workhorse Group Inc., Surefly, Inc. and Moog Inc. (1)
10.2	Amendment No. 1 to the Asset Purchase Agreement dated as of October 4, 2019 by and among Workhorse Group Inc., Surefly, Inc. and Moog Inc. (1)
10.3	Amendment to the Asset Purchase Agreement dated as of October 31, 2019 by and among Workhorse Group Inc., Surefly, Inc. and Moog Inc. (2)
10.4	Operating Agreement of Certus Unmanned Aerial Systems LLC effective as of November 27, 2019
99.1	Workhorse Group Inc. Unaudited Pro Forma Condensed Combined Financial Statements as of September 30, 2019 and for the nine months ended September 30, 2019 and for the year ended December 31, 2018
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL

(1)Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on October 7, 2019.
(2)Incorporated by reference to the Form 8-K Current Report filed with the Securities and Exchange Commission on November 5, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: December 4, 2019	By:	/s/ Duane Hughes
	Name: Title:	Duane Hughes Chief Executive Officer

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